UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 6, 2021

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

(513) 397-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 30, 2021, Andy Christiansen and Jenny Chan resigned as directors of Cincinnati Bell Inc. (the “Company”). Mr. Christiansen and Ms. Chan served as directors in an interim capacity following the acquisition of the Company by Red Fiber Parent LLC. Their resignation was accepted by the sole shareholder with appreciation. There was no disagreement between the sole shareholder and Mr. Christiansen or Ms. Chan on any matter relating to the Company’s operations, policies or practices.

On September 30, 2021, the sole shareholder appointed Christina Marie Wire as a director of the Company. Ms. Wire is the nominee of REST Nominees No. 2 Pty Ltd, an Australian proprietary limited company, in its capacity as trustee of the REST US Infrastructure No. 2 Trust, an indirect shareholder of the Company (“REST”). REST will pay to Ms. Wire $25,000 per calendar quarter during the term of her services, which is payable quarterly in arrears commencing with the calendar quarter ending December 31, 2021. Ms. Wire is not entitled to any other compensation or consideration in connection with her services. Ms. Wire has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: October 6, 2021	By:	/s/ Christopher J. Wilson
Name: Christopher J. Wilson
Title: Vice President, General Counsel